               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              TOTAL-TEL USA COMMUNICATIONS, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                       TOTAL-TEL USA COMMUNICATIONS, INC.
                                 150 Clove Road
                         Little Falls, New Jersey 07424


                                 NOTICE OF 1999
                         ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
TOTAL-TEL USA COMMUNICATIONS, INC.:

          You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Total-Tel USA Communications, Inc. which will be held at 150 Clove Road, 8th Floor, Little Falls, New Jersey 07424 at 10:00 AM, EST, on February 23, 2000, for the following purposes:

          (1)  To elect five directors;

          (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value, $.05 per share, from 20,000,000 to 50,000,000;

          (3)  To approve the 1999 Equity Incentive Plan; and

          (4) To transact such other business as may properly come before the Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on January 27, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. The share transfer books will not be closed.

         YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

         By order of the Board of Directors.

                                                              Thomas P. Gunning


                                                              Secretary

January 27, 2000
Little Falls, New Jersey

                       TOTAL-TEL USA COMMUNICATIONS, INC.

                          ----------------------------

                                 PROXY STATEMENT

                                  ------------

                       1999 ANNUAL MEETING OF SHAREHOLDERS

                                February 23, 2000

      The proxy accompanying this Proxy Statement is solicited by the Board of Directors of TOTAL-TEL USA COMMUNICATIONS, INC. (the "Company"). All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the shareholders' instructions thereon at the 1999 Annual Meeting of Shareholders (the "Meeting"), to be held on Wednesday, February 23, 2000, at 10:00 A.M., EST, at the principal executive offices of the Company, 150 Clove Road, 8th Floor, Little Falls, New Jersey, 07424 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         A proxy may be revoked at any time before it is voted at the Meeting by filing with the Secretary of the Company, notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted in accordance with management's recommendations set forth herein. The persons named as proxies intend to vote in accordance with their discretion on any matter which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

         This Proxy Statement is first being mailed to shareholders on or about January 31, 2000.

                            MATTERS TO BE ACTED UPON

         The following matters are to be considered and acted upon at the
Meeting:

          1. The election of five directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

          2. To consider and act upon a proposed Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value, $.05 per share, from 20,000,000 to 50,000,000.

          3. To consider and act upon the adoption of the 1999 Equity Incentive Plan.

          4. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.


                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                            CERTAIN BENEFICIAL OWNERS

         Only holders of record of the Company's common stock par value $.05 per share (the "Common Stock") at the close of business on January 27, 2000 will be entitled to vote at the Meeting. On that date 7,972,904 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote at the Meeting.

Ownership of Certain Beneficial Owners

         Set forth below is certain information concerning persons who were known by the Company to own beneficially or of record more than 5% of the issued and outstanding shares of Common Stock of the Company as of January 14, 2000.


Name and Address                              Number of Shares             Percentage
of Beneficial Owner                              Owned (1)                  of Class
-------------------                              ----------                 ---------
Walt Anderson                                    3,596,074(2)(3)(4)          45.1%
c/o 1023 31st Street, NW
        Suite 300
Washington, D.C. 20007

Revision LLC                                     3,595,874(2)(3)(4)          45.1%
c/o 1023 31st Street, NW
        Suite 300
Washington, D.C. 20007

Total-Tel USA Communications, Inc.                 600,000(5)                 7.5%
Employee Stock Ownership Plan
150 Clove Road
Little Falls, NJ 07424

Michael A. Karp                                    424,954                    5.3%
3416 Sansom Street
Philadelphia, PA 19104

Thomas Cirrito                                     504,694(6)                 6.3%
7716 Carlton Place
McLean, VA 22102

(1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named, to the best of the Company's knowledge.

(2) 3,595,874 of such shares are owned of record by Revision LLC. As the sole manager and holder of 100% of the voting membership interests in Revision LLC, Mr. Anderson has the sole power to vote and dispose of such shares. Accordingly, Mr. Anderson may be deemed the beneficial owner of such shares.

(3) Does not include 384,711 shares of Common Stock owned by the Foundation for International Non-Governmental Development of Space, of which Mr. Anderson is the President and a director. Mr. Anderson disclaims beneficial ownership of such shares. Mr. Anderson and Revision LLC are subject to certain restrictions on the purchase of additional shares.

(4) Mr. Walt Anderson and Revision LLC are parties to Put Agreement with Warren Feldman and his father, Solomon Feldman, which currently entitles such persons and certain of their related parties to sell to Revision LLC 315,796 shares of Common Stock. Mr. Anderson and Revision LLC also are parties to Put Agreement with Leon Genet that entitles Mr. Genet to sell to Revision LLC 104,320 shares of Common Stock. The rights of Mr. Feldman and Mr. Genet under their respective Put Agreements must be exercised prior to February 10, 2000. Neither Mr. Anderson nor Revision LLC has any right to require any party to sell Common Stock to it pursuant to such Put Agreements, and Mr. Anderson and Revision LLC therefore do not beneficially own the Common Stock subject to sale pursuant to either of the Put Agreements.

(5)  See the discussion of the Employee Stock Ownership Plan set forth below.

(6) Atocha LP, of which Mr. Cerrito is general partner, owns 484,694 of these shares.

Security Ownership of Management

         The following table sets forth as of January 14, 2000, information concerning the beneficial ownership of Common Stock by each director of the Company, each nominee for election as a director and all directors and officers of the Company as a group:


Name of Beneficial                            Number of Shares           Percentage
     Owner                                       Owned (1)                of Class
     -----                                       ---------                ---------
Walt Anderson                                   3,596,074(2)(3)(4)          44.8%

Revision LLC                                    3,595,874(2)(3)(4)          44.8%

Leon Genet                                         91,120(4)                 1.1%

Henry Luken                                       174,553                    2.2%

Jay J. Miller                                         400                   (6)

Dennis Spina                                      146,005(5)                 1.8%

All directors and officers
as a group (6 in number)                        4,058,932                   50.6%

(1) All shares are beneficially owned and sole investment and voting power is held by the persons named above.

(2) 3,595,874 of such shares are beneficially owned by Revision LLC. As the sole manager and holder of 100% of the voting membership interests in Revision LLC, Mr. Anderson has the sole power to vote and dispose of such shares. Accordingly, Mr. Anderson may be deemed the beneficial owner of such shares.

(3) Does not include 384,711 shares of Common Stock owned by the Foundation for International Non-Governmental Development of Space, of which Mr. Anderson is the President and a director. Mr. Anderson disclaims beneficial ownership of such shares. Mr. Anderson and Revision, LLC are subject to certain restrictions on the purchase of additional shares.

(4) Mr. Walt Anderson and Revision LLC are parties to Put Agreement with Warren Feldman and his father, Solomon Feldman, which currently entitles such persons and certain of their related parties to sell to Revision LLC 315,796 shares of Common Stock. Mr. Anderson and Revision LLC also are parties to Put Agreement with Leon Genet that entitles Mr. Genet to sell to Revision LLC 104,320 shares of Common Stock. The rights of Mr. Feldman and Mr. Genet under their respective Put Agreements must be exercised prior to February 10, 2000. Neither Mr. Anderson nor Revision LLC has any right to require any party to sell Common Stock to it pursuant to such Put Agreements, and Mr. Anderson and Revision LLC therefore do not beneficially own the Common Stock subject to sale pursuant to either of the Put Agreements.

(5) Includes options to purchase 144,000 shares of the Common Stock which are exercisable currently or within 60 days hereof, the issuance of one-half of which is subject to the approval of the 1999 Equity Incentive Plan at the Meeting.

(6)  Less than 1%.

Changes in Control

         The Company knows of no contractual arrangement which may, at a subsequent date, result in a change of control of the Company.

                              ELECTION OF DIRECTORS

         The Board of Directors has fixed the number of directors to be elected at the Meeting at five. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. The directors elected will hold office until the next Annual Meeting of Shareholders currently expected to be held in June, 2000, and their respective successors are duly elected and qualified.

         The nominees named below were nominated for election to the Board of Directors of the Company by management. The name, age, business experience and public directorships of each nominee are as set forth in the table (and accompanying nominee descriptions) below.

Name                                Company Office                     Since                     Age
----                                ---------------                    -----                     ---
Walt Anderson                       Chairman of the                    1999                      45
                                     Board

Leon Genet                          Director                           1996                      69

Henry Luken                         Director                           1999                      39

Jay J. Miller                       Director                           1983                      67

Dennis Spina                        President, Chief                   1999                      53
                                    Executive Officer
                                    and Director

         The Company's directors all serve for one year terms or until their successors are elected and qualified.

         Mr. Walt Anderson was elected a director of the Company in February, 1999, and as Chairman of the Board in November, 1999. He has been Manager of Revision LLC from June, 1998, to the present; President and Chairman of Entree International Ltd. (Financial Consulting Services) from July, 1997, to the present; Chairman of Teleport UK Ltd. (Satellite Communications) from May, 1996, to the present; Chairman of Espirit Telecom Group plc. (Telecom Services) from October, 1992, to November, 1998, and President and Chairman, Mid Atlantic Telecom (Telecom Services), from May, 1984, to October, 1993. Mr. Anderson is also a director of American Technology Labs (Network Equipment), Aquarius Holdings Ltd. (Water Transport Systems), Cis-Lunar Development (Diving Equipment), Rotary Rocket Corp. (Space Transportation Systems), Net-Tel Holdings (Telecom Services), US WATS (Telecom Services) and Chairman of World Exchange Corp. (Telecom Services).

         Mr. Leon Genet has served as a director since October, 1996. For in excess of the past five years, he has been a partner in Genet Realty, a commercial and industrial real estate brokerage firm. He serves as a member of the National Commerce and Industry Board for the State of Israel Bonds Organization and is a shareholder, director, and officer of LPJ Communications, Inc., a privately held company, which has earned commissions from the Company on the same basis as other independent representatives. See "Certain Relationships and Related Transactions."

         Mr. Henry G. Luken, III was elected a director of the Company in February, 1999. Currently he is President of Mont Lake Properties, Inc., a real estate development company; a director of ACNTV, a home shopping company selling through TV; and Managing Agent of Henry IV LLC, an aircraft sales company. A co-founder of Telco-EIC he served as Chief Executive Officer and Treasurer from July, 1993 to April, 1996, and Chairman from July, 1993 to October, 1997. Mr. Luken has also served as chairman of Tel-Labs, Inc. a telecommunications billing company ("Tel-Labs") since 1991, and as chairman of Telco Development Group, Inc., a computer systems company owned by Mr. Luken, since 1987, both of which entities he founded.

         Jay J. Miller, Esq. has served as a director since 1983. He has been a practicing attorney for more than 35 years in New York. He is Chairman of the Board of AmTrust Pacific Ltd., a New Zealand real estate company. Mr. Miller has performed legal services on behalf of the Company. See "Certain Relationships and Related Transactions."

         Mr. Dennis Spina was elected a director, President and Chief Operating Officer of the Company in February, 1999. In July, 1999, Mr. Spina was appointed Chief Executive Officer of the Company, he is also a founder and President of Simex SA, a Mexican company engaged in office cleaning services. He had been Vice Chairman and President of Internet Services, RCN (telecommunications) from February, 1998 to December, 1998; Chief Executive Officer, Erols Internet, Inc. (Internet Service Provider) from August, 1996 to February, 1998 (Erols was acquired by RCN Corp.); Independent Consultant in the service and distribution industry from January, 1996 to July, 1996; President and Chief Executive Officer, International Service Systems (janitorial and energy management) from November, 1994 to December, 1995; President and Chief Executive Officer of Suburban Propane, Inc. (division of Hanson PLC) from August, 1990 to
October, 1994.

Board of Directors

         The Company's Board of Directors currently consists of five persons, one of whom is a member of management and four of whom are non-management directors. During the fiscal year ended January 31, 1999, the Board held nine meetings, each of which was attended by all of the directors then serving.

         The Company's Board of Directors has Audit and Compensation Committees, but does not have a Nominating Committee or a committee performing a similar function. The Audit Committee currently consists of two non-management directors, Messrs. Walt Anderson and Leon Genet. The Committee reviews, analyzes and may make recommendations to the Board of Directors with respect to the Company's financial statements and controls. The Committee has met and intends to meet from time to time with the Company's independent public accountants to monitor their activities. The Compensation Committee consists of Messrs. Henry Luken and Jay J. Miller and is charged with reviewing and recommending the compensation and benefits payable to the Company's senior executives. Mr.
Dennis Spina is an ex-officio member of the Compensation Committee.

Compensatin Committee Report on Executive Compensation

Total-Tel USA Communications, Inc. has grown substantially over the past five years. The Board of Directors has retained the Company's executive officers based, not only upon the size and needs of the Company at the present time, but with due consideration of their ability to lead a substantially larger organization in the future.

The Compensation Committee believes that the Company provides salaries to the Company's executive officers in amounts comparable to companies in the industry and geographical area in which the Company operates, having similar operating and growth characteristics.

The salary and other compensation paid to the Chief Executive Officer of the Company in the fiscal year ended January 31, 1999, was determined primarily based upon the following factors:

1.       Increased revenue of the Company.

2. Compensation level of chief executive officers of companies engaged in businesses like the Company's with similar growth and earning characteristics.

3.      Responsibilities and tasks to be achieved within the Company.

                                                     Respectfully submitted,


                                                     Henry Luken
                                                     Jay J. Miller


Required Shareholders' Vote

         Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock) the five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors.











                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation which the Company paid during the fiscal years ended January 31, 1999, 1998 and 1997 to the Chief Executive Officer and to each executive officer of the Company or person performing similar functions whose aggregate remuneration exceeded $100,000.



                                     Summary Compensation Table
                                     --------------------------
Name and         Fiscal Year     Annual Compensation       Other        Compensation
Principal           Ended        -------------------       Annual           Awards            All Other
Position          January 31     Salary ($)   Bonus(s) Compensation($)   Options (7)     Compensation(s)(8)
--------          ----------     ----------   -------- ---------------   -----------     ------------------
Warren H.          1999(2)       $221,154(1)  $266,785                                         $ 8,735
Feldman            1998          $287,115(1)  $350,000                                         $15,325
Chairman and       1997          $315,000(1)  $295,000                                         $ 7,025
Chief Executive
Officer (2)

Kevin Alward       1999(3)(4)    $347,528     $      0                                         $     0
President and      1998          $268,817     $270,499                                         $12,877
Chief Operating    1997          $315,000     $280,000                                         $ 9,769
Officer

Bennett Goldberg   1999          $ 86,538                    $233,141                          $ 8,535
Senior Vice        1998          $ 90,000                    $216,129
President of       1997          $ 90,000                    $168,572
Total-Tel, Inc.

David Hess         1999 (5)      $245,769     $249,167                                         $18,156
President and      1998          $264,615     $176,773       $115,008(6)                       $ 8,655
Chief Operating
Officer of
Total Tel, Inc.

Jeff Slater        1999          $ 96,250     $      0
Senior Vice        1998          $235,846     $235,433                                        $ 3,461
President of
Total Tel, Inc.

Thomas P.          1999          $124,230     $ 2,000                                          $10,331
Gunning            1998          $116,000     $ 4,000                                          $ 8,265
Vice President,    1997          $ 95,231     $ 6,000                                          $ 6,560
Treasurer
and Secretary

(1)  Does not include annual Director's fee of $15,000

(2)  Resigned as an officer of the Company on October 7, l999.

(3)  Resigned as an officer of the Company on January 23, l998.

(4)  Does not include director's fee of $2,500.

(5)  Resigned as an officer of the Company on January 5, 1999.

(6) The amount shown represents commissions paid to Mr. Hess in his capacity as Vice President of Total-Tel Carrier Services, Inc., a subsidiary of the Company.

(7)  See page 10 for a description of compensation awards, options and grants.

(8) Includes employer's contribution to employees 401K plan, personal use of a Company car and life insurance payments.

401(K) Savings and Investment Plan

         On February 3, 1992, the Company adopted a 401 (K) savings and investment plan for eligible hourly and salaried employees, including officers, who may elect to contribute, subject to Internal Revenue Code limitations, from 1% to 15% of their wages and salaries. The contributions are currently invested in any one of six investments funds, each of which has a different investment objective. An employee may contribute up to $10,000 per year, and the Company will match 50% of the first 6% of the employee's contribution.

Option Plans

         In October, 1987, the Company adopted its 1987 Stock Option Plan, and in October, 1996 the Company adopted its 1996 Stock Option Plan collectively (the "Option Plans"). The Option Plans provide that certain options granted thereunder are intended to qualify as "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code, and also permit the granting of non-qualified options. Incentive stock options may be granted only to employees of the Company, while non-qualified options may be granted to non-executive directors, consultants and others as well as employees.

         The Option Plans may be administered by the Compensation Committee of the Company's Board of Directors. The Company reserved 664,900 shares of Common Stock under the 1987 Option Plan and 300,000 shares of Common Stock under the 1996 Option Plan for issuance to eligible participants. The shares underlying the options granted prior to July 15, 1994 have been adjusted for a 10% stock dividend. The shares underlying the options granted prior to July 1, 1996 have been adjusted to reflect a 2-for-1 stock split, and options granted prior to July 1, 1998 have been adjusted to reflect a second 2-for-1 stock split.

         No option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, an option may be exercised only by him. In the event of termination of employment other than by death or disability, the optionee will have one month (subject to extension not to exceed an additional two months) after such termination during which he may exercise his option. Upon termination of employment of an optionee by reason of death or permanent total disability, his option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         Options granted under the Option Plans must be granted within 10 years from the effective date of the respective Option Plan. Incentive stock options granted under the Option Plans cannot be exercised later than 10 years from the date of grant. Options granted under the Option Plans permit payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

         Any option which expires unexercised or that terminates upon an employee's ceasing to be employed by the Company become available once again for issuance under the Option Plans.

         For information concerning the proposed adoption of the 1999 Equity Incetive Plan, see 1999 Equity Incentive Plan on page 15 herein.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                      ---------------------------------------

                                                    Individual Grants
                  --------------------------------------------------------------------------------------------------
                   Number of
                  Securities
                  Underlying           % of Total                                         Potential Realized Value
                  Options /SARs     Options/SARs     Exercise or                          At Assumed Annual Rate
                  Appreciation        Granted to     Base Price                           of Increase in Stock Price
                     Granted         Employees       ($/Sh)         Expiration                 For Option Term
Name              (#)(1)(4) (5)     in Fiscal Year    Price             Date               5%            10%
----              -------------     --------------    -----             ----               --            ---

Warren Feldman          80,000            17.24%     $ 7.25           January   15, 2001   $124,994    $269,178
Kevin Alward (2)        80,000            17.24%     $ 7.25           January   15, 2001   $124,994    $269,178
David Hess (3)          40,000             8.62%     $ 7.25           January   15, 2001   $ 62,497    $134,589
David Hess (3)         100,000            21.55%     $10.00           September 29, 2001   $215,506    $464,100
Jeffrey Slater (4)      40,000             8.62%     $ 7.25           January   15, 2001   $ 62,497    $134,589
Jeffrey Slater (4)      80,000            17.24%     $10.00           January    2, 2001   $172,405    $371,280

(1) Stock options granted under the 1996 Option Plan. One fifth of the new options are exercisable on each of the first, second, third, fourth and fifth anniversary dates of the original grant.

(2) Kevin Alward exercised options to acquire 10,000 shares on January 16, 1998. The balance of his options was canceled following the termination of his employment with the Company.

(3) Of the options granted to Mr. Hess, options to purchase 60,000 shares, representing the unvested portion thereof, were cancelled following termination of his employment with the Company in January, 1999.

(4) The options granted to Jeffrey Slater were cancelled following termination of his employment with the Company.

(5) All per share amounts have been restated to reflect the 2-for-1 stock split effective on July 1, 1998.

(6) The table above does not reflect restricted shares or options to purchase additional shares of the Company's Common Stock which were granted to the Company's executives and directors during the fiscal year ended January 31, l999 as follows (all shares reflect the 2-for-1 stock split effectuated on July 1, 1998):


                                  Shares                                      Options
                                  Granted                                     Granted
                                  --------                                    --------
David Hess                          50,000(*)                                  30,000(*)
Bennett Goldberg                     5,000                                      2,000
Thomas Gunning                       4,000                                      2,000


(*) The foregoing shares granted to Mr. Hess were reacquired by the Company for a nominal consideration and the options granted to him were cancelled upon termination of his employment with the Company in January, 1999.

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR (1)
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                                                          Number of
                                                          Securities                               Value of
                                                          Underlying                             Unexercised
                                                         Unexercised                             in-the-Money
                                                        Options/SARs at                       Options/SARs at
                                                         Fiscal-End(#)                        Fiscal Year-End(#)

                   Shares Acquired
 Name               on Exercise(#)  Value Realized($) Exercisable  Unexercisable       Exercisable     Unexercisable
 ---------------    -------------  ------------------  ----------  -------------       -----------     --------------
Warren Feldman         138,400          $155,892       268,000         60,000            $3,465,125     $ 442,500
Kevin Alward           520,000          $988,263             -              -                     -            -
David Hess             -                       -        25,000        165,000            $  224,063     $1,114,063
Jeffrey Slater           9,544            11,543        71,800        118,000            $  776,695     $  676,290
Thomas Gunning               -                 -        43,000          2,000            $  572,513     $   20,500

(#) All per share amounts have been restated to reflect the 2-for-1 stock split effective on July 1, 1998.


EMPLOYEE STOCK OWNERSHIP PLAN

         On September 1, 1998, the Company established the Total Tel USA Communications, Inc. Employee Stock Ownership Plan (the "ESOP"). The purpose of the ESOP was to permit participating employees to share in the growth and prosperity of the Company through commitment and dedication to the Company. Concurrently with the establishment of the ESOP, the Company contributed 600,000 shares of its Common Stock to the Plan, which is administered through a trust (the "Trust") by Summit Bank, as trustee (the "Trustee"). The Trustee was designated by the Board of Directors.

         Subsequent contributions, if any, to the ESOP are to be determined in the sole and absolute discretion of the Board of Directors based upon, among other things, the financial performance of the Company. The Trust would hold all investments for the ESOP as directed by a committee appointed by the Board of Directors (the "ESOP Committee"). The initial members of the ESOP Committee are the members of the Company's Board of Directors.

         Each employee of the Company who completes 1,000 or more hours of service within a 12-month period of employment with the Company, and is 21 years of age or greater, is eligible to participate in the ESOP. On the last day of each ESOP plan year, the contributions for such year are to be allocated, subject to the limitations on allocations contained in the ESOP and under applicable law, among the eligible participants in the proportion that each participant's compensation for that year bears to the compensation of all eligible participants, with each individual participant's allocation credited to his individual account.

         The Trustee generally votes shares of Common Stock held under the ESOP in accordance with the written instructions of the ESOP Committee, but subject to its fiduciary duties. To the extent that shares of Common Stock under the ESOP are allocated to individual participants' accounts, the Trustee votes such shares in accordance with the participants' written instructions. The Trustee would vote any unallocated shares of Common Stock in the Trust, or any allocated Common Stock as to which instructions have not been received, in such manner as directed by the ESOP Committee.

         The Company is currently seeking to terminate of the ESOP, inasmuch as no shares have yet been allocated to the account of any participant. As noted under the 1999 Equity Incentive Plan herein, Management is proposing the adoption of another incentive plan for the Company's personnel.

 Certain Relationships and Related Transactions

         On December 1, 1993, the Company entered into a five-year lease of approximately 21,300 square feet of warehouse space in Belleville, New Jersey from a partnership in which two of the partners, Warren Feldman and Sol Feldman, were directors and major shareholders of the Company. During the fiscal year ended January 31, 1999, the Company paid rent of $65,482 to the partnership. The lease is currently on a month-to-month basis at a base rental of $40,778 per annum. The foregoing transaction was negotiated upon terms considered by management to be not less favorable to the Company than like transactions negotiated at arm's length.

         Jay J. Miller, a director of the Company, has provided various legal services for the Company. As of January 31, 1999, the Company had invoices payable to Mr. Miller totaling $158,755 for legal services rendered. Management believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to the Company than could have been obtained from an unrelated third party.

         Leon Genet, a director of the Company, has provided sales agent services for Total-Tel through his wholly owned company, LPJ, Inc. During Fiscal 1999, LPJ, Inc. was paid commissions of $117,136. The fees paid to LPJ, Inc. were paid on the same basis as for other agents retained by the Company and, management believes, they were reasonable for the services.


Section 16 (a) Beneficial Ownership Reporting Compliance

         Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Ten Percent Owners"), to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and Ten Percent Owners are required by SEC regulations to furnish the Company with copies of all Section 16 (a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, l999, the executive officers, directors and Ten Percent Owners complied with all applicable Section 16 (a) filing requirements, except that a report covering a sale of shares of Common Stock was inadvertently filed late by Mr. Leon Genet.

                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

STOCK PERFORMANCE CHART

         The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation) during the previous five years in comparison to returns of the NASDAQ Stock Market (U.S.) Index and a peer group index. The chart assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Total-Tel Common Stock, the NASDAQ Stock Market (U.S.) Index and the peer group. The peer group index used is the NASDAQ Telecommunications Stock Index (the "Peer Group").

                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*

                              TOTAL-TEL USA STOCK


                              [PERFORMANCE GRAPH]


TOTALTEL STOCK
--------------
1/31/94                                                       100.000
1/31/95                                                       116.152
1/31/96                                                       120.372
1/31/97                                                       235.690
1/31/98                                                       393.939
1/31/99                                                       484.848

NASDAQ-US COMPOSITES
--------------------
1/31/94                                                       100.000
1/31/95                                                        95.4142
1/31/96                                                       134.8433
1/31/97                                                       176.7114
1/31/98                                                       208.5817
1/31/98                                                       326.2741

PEER GROUP
(TELECOMMUNICATIONS STOCK)
-------------------------
1/31/94                                                       100.000
1/31/95                                                        83.4599
1/31/96                                                       112.1182
1/31/97                                                       114.6223
1/31/98                                                       175.1320
1/31/99                                                       312.7169

*Cumulative total return assumes reinvestment of dividends.

         The stock price performance depicted in the above graph is not necessarily indicative of future price performance. This graph will not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the graph by reference.

                            ADOPTION OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION



         The Company's Certificate of Incorporation, as heretofore amended, authorizes the issuance of 20,000,000 shares of Common Stock, $.05 par value, of which 7,972,904 shares are currently issued and outstanding. The Company has reserved 600,000 shares of Common Stock for issuance pursuant to the 1996 Stock Option Plan, and has reserved 750,000 shares for issuance pursuant to its 1999 Equity Incentive Plan, if approved by shareholders at their meeting. (See Approval of 1999 Equity Incentive Plan, elsewhere in this Proxy Statement). The proposed amendment to the Company's Certificate of Incorporation, which was unanimously approved by the Company's Board of Directors, would increase the number of authorized shares of Common Stock to 50,000,000 shares. If the proposed amendment were approved, the Company would have approximately 40,229,166 shares available for future issuance by the Board of Directors from time-to-time for any proper corporate purpose, including future public or private financings, acquisitions of other firms or assets and stock options or other incentive programs. Such future issuances would not require shareholder approval, subject to any restrictions imposed by NASDAQ. The Board of Directors has no present plans for the issuance of additional shares of Common Stock and there are no agreements of undertakings with respect thereto, other than with respect to shares heretofore reserved for issuance upon exercise of options under the Company's 1996 Stock Option Plan and the 1999 Equity Incentive Plan, if such plan were approved by the shareholders. Management believes it is advisable, for general corporate purposes, that such additional shares be authorized to be available for prompt issuance should the occasion arise.

         At present, neither the Certificate of Incorporation nor the By-Laws of the Company contains any provisions having an anti-takeover effect; however, should the proposed amendment be approved, in the event of an effort to acquire control of the Company by a group as opposed by incumbent management, the overall effect of the Company's ability to issue a significant number of additional shares of Common Stock, without shareholder approval, may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities and a change of management.

         Under the New Jersey Business Corporation Act, approval of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting. A shareholder voting against the proposal shall have no dissenters' rights or similar rights of appraisal.
Management recommends a vote for the adoption of the proposed amendment.








                 THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK

                     APPROVAL OF 1999 EQUITY INCENTIVE PLAN



         Shareholders are being asked to approve the 1999 Equity Incentive Plan (the "Plan"), which would reserve 750,000 shares of the Company's Common Stock for grants of options and other equity incentives to eligible persons as described under "Administration and Eligibility" below. The purpose of the 1999 Plan is to advance the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain key employees, directors and consultants and to provide a means to encourage stock ownership in the Company by such persons.

GENERAL

         The purpose of the Plan is to promote the best interests of the Company and its shareholders by providing key employees and consultants of the Company and its affiliates, and members of the Company's Board of Directors who are not employees of the Company or its affiliates, with an opportunity to acquire, or increase their, proprietary interest in the Company. The Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees and consultants who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board persons of exceptional competence and to provide and to furnish an added incentive for them to continue their association with the Company.

         The Company currently has in effect 1987 and 1996 Stock Option Plans ("Prior Plans") and various stock option agreements with employees pursuant to which options have been granted. As of January 14, 2000, shares of Common Stock were subject to outstanding options under the Prior Plans and there were only 47,950 shares available for the granting of additional options under the 1996 Plan. To allow for additional equity-based compensation awards to be made by the Company, the Plan was adopted by the Board on May 5, 1999. The Plan became effective on that date, subject to approval of the Plan by the Company's shareholders within twelve months following the Board's adoption of the Plan.

         The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, annexed to this Proxy Statement as Appendix A.

ADMINISTRATION AND ELIGIBILITY

         The Plan is to be administered by a committee of the Board (the "Committee") consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code of 1986, as amended ("Code"). In the event that the Committee is not appointed, the functions of the Committee will be exercised by the Board. The Board may delegate to another committee of the Board or to one or more senior officers of the Company, any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act. The Committee has been designated as the current administrator of the Plan. Among other functions, the Committee has authority to establish rules for the administration of the Plan; to designate the participants to whom awards will be granted; to determine the types of awards to be granted to participants and the number of shares covered by such awards; and to determine the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred automatically or at the election of the participant participating in the Plan. Subject to the express terms of the Plan, any designation, determination or interpretation with respect thereto will be in the sole discretion of the Committee, whose determination and interpretation will be binding on all parties.

         Any officer or other key employee of the Company or of any affiliate or consultant who is responsible for or contributes to the management, growth or profitability of the business of the Company or any affiliate, or any director who is not an employee of the Company or any affiliate is eligible to be granted awards by the Committee under the Plan. Initially, approximately 250 employees and directors would be eligible to participate in the Plan. The number of eligible employees, consultants and directors may increase over time based upon future growth of the Company.

AWARDS UNDER THE PLAN - AVAILABLE SHARES

         The Plan authorizes the granting to key employees, consultants and directors of: (a) stock options, which may be incentive stock options meeting the requirements of Section 422 of the Code ("ISOs"); (b) non-statutory stock options ("NSOs"); (c) stock appreciation rights ("SARs"); (d) restricted stock; or (e) performance shares. The Plan provides that up to a total of 750,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder. The Board of Directors, subject to shareholder approval, has granted options to purchase an aggregate of 655,000 shares under the Plan to 80 employees, including three of its principal executive officers. All such options are initially exercisable at a price from $16.00 to $19.00 per share, increasing in 6% increments as various installments vest. Of the options granted, 167,000 were cancelled due to termination of employment of the optionees. There are 262,000 shares currently available for the grant of options under the 1999 Plan and 47,950 shares under the 1996 Plan.

         -------------------------------------------------------------------------------------
                                    Options Granted to Principal Executives
         -------------------------------------------------------------------------------------
                                      Shares                Price              Date of Grant
         -------------------------------------------------------------------------------------
         Dennis J. Spina              144,000               $19.00             02/03/99
         -------------------------------------------------------------------------------------
         Salvatore M. Quadrino         50,000               $16.00             01/12/00
         -------------------------------------------------------------------------------------
         Thomas P. Gunning             10,000               $19.00             03/16/99
         -------------------------------------------------------------------------------------

         If any shares subject to awards granted under the Plan, or to which any award relates, are forfeited or, if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award such shares would be available for the granting of new awards under the Plan. Any shares delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares of Common Stock and/or treasury shares.

TERMS OF AWARDS

         Option Awards. Options granted under the Plan to key employees may be either ISOs or NSOs. Consultants and non-employee directors may not be granted ISOs.

         The exercise price per share of Common Stock, subject to options granted to participants under the Plan, will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant (75% as to NSOS). The term of any option granted to a participant under the Plan will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of its grant. Options granted to participants under the Plan will become exercisable in such a manner and within such a period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the Plan will also be required to comply with all other terms of Section 422 of the Code.

         SARs. A SAR granted under the Plan will confer on the participant holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the Plan will not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the Plan will be determined by the Committee at the time of grant.

         Restricted Stock. Shares of restricted Common Stock granted to participants under the Plan will be subject to such restrictions as the Committee may impose, in its discretion, including any limitation on the right to vote such shares. The restrictions imposed on the Shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of employment or consulting of a participant for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the participant.

         The Plan limits the total number of shares of restricted stock that may be awarded thereunder to 75,000 shares. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.

         Performance Shares. The Plan also provides for the granting of performance shares to key employees, consultants and independent directors. Performance goals established by the Committee may be based on one or more measures such as return on shareholders' equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before and after extraordinary items. The Committee will determine and/or select the applicable performance period, the performance goal or goals to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other items, conditions and rights relating to the grant of performance shares. The Committee may, in its discretion, at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any performance period or way, in whole or in part, any or all remaining restrictions with respect to Shares of restricted stock issued in payments of performance shares, if the Committee determines that conditions so warrant. Following completion of the applicable performance period, payment on performance shares granted to and earned by participants will be made in shares of Common Stock equal to the number of performance shares issuable.

CHANGE IN CONTROL

         Upon the occurrence of a Change in Control (as defined in the Plan) of the Company (a) all outstanding options and SARs will immediately become exercisable, (b) any restriction periods and related restrictions on restricted stock will lapse and (c) each performance share would become issuable in full.

ADJUSTMENTS

         If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee will generally have the authority to, in such manner as its deems equitable, adjust (a) the number and type of shares subject to the Plan and which thereafter may be made the subject of awards, (b) the number and type of Shares subject to outstanding awards and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

LIMITS ON TRANSFERABILITY

         No award granted under the Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution; provided, however, that a participant at the discretion of the Committee, may be entitled, in the manner established by the Committee, to transfer any award.

AMENDMENT AND TERMINATION

         The Board may amend, suspend or terminate the Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The Plan provides that shareholder approval of any amendment thereto must also be obtained if required by (a) the Code or any rules promulgated thereunder (in order to allow for ISOs to be granted thereunder) or (b) the quotation or listing requirements of the NASDAQ National Market or any other exchange or market on which the Common Stock is then traded (in order to maintain the quotation or the listing of the Common Stock thereon). To the extent permitted by applicable law and subject to such shareholder approval as may be required, the Committee may also amend the Plan, provided that any such amendments are reported to the Board.


WITHHOLDING

         Not later than the date as of which an amount first becomes includible in the gross income of a participant for federal income tax purposes with respect to any award under the Plan, the participant will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign tax of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the Plan may be settled with shares of Common Stock previously owned by the participant; provided, however, that the participant may not settle such obligations with shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such tax from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.


TERM OF PLAN

         No award shall be granted under the Plan following the tenth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable award agreement, any award theretofore granted extends beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such award, or to waive any conditions or restrictions with respect to such award, and the authority of the Board to amend the Plan shall extend beyond such date.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Stock Options. The grant of an ISO under the Plan will create no income tax consequence to the participant or the Company. A participant who is granted a NSO will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term or short-term capital gain or loss depending upon the length of time the Common Stock was held.

         In general, if a participant holds the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the participant will recognize no income or gain as a result of exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the participant on the disposition of the Common Stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If either of these holding period requirements is not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term or short-term capital gain depending upon the length of time the Common Stock was held.

         Stock Appreciation Rights. The grant of a SAR will create no income tax consequence for the participant or the Company. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the participant receives an option or shares of Common Stock or restricted stock upon exercise of a SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

         Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock, subject to the tax treatment described herein.

         A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

         Performance Shares. The grant of performance shares will create no income tax consequence for the participant or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the participant generally will recognize ordinary income equal to the fair market value of the shares of Common Stock received. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

         On January 14, 2000, the last reported sale price per share of the Company's Common Stock on the NASDAQ National Market was $14.25.


Vote Required

         The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company Common Stock is required to approve the Plan. Any shares not voted at the Annual Meeting with respect to the Plan (whether as a result of broker non-votes or otherwise) will have no impact on the vote.


MANAGEMENT RECOMMENDS A VOTE "FOR" THE PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE PLAN AND FOR THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK.

                                  PROPOSALS OF
                      SHAREHOLDERS FOR 2000 ANNUAL MEETING

         Proposals of shareholders intended to be presented for action at the 2000 Annual Meeting of Shareholders must be received at the Company's offices not later than May 15, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The provisions under Rule 14a-8 of the Securities Exchange Act of 1934 shall apply to any such submission.

                                  ANNUAL REPORT

         The Annual Report of the Company for the fiscal year ended January 31, 1999, including financial statements, is being mailed to shareholders together with this Proxy Statement. No part of such Annual Report shall be regarded as proxy soliciting material or as a communication by means of which any solicitation is being or is to be made.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP or a predecessor, has served as the independent certified public accountants of the Company since 1962. The Company has appointed Deloitte & Touche LLP as its independent certified public accountants for the fiscal year ending January 31, 2000. Deloitte & Touche has indicated that it expects to have a representative at the Meeting. The representative will be afforded an opportunity to make a statement, if he desires, and will be available to respond to appropriate shareholder questions.

                       VOTING AND SOLICITATION OF PROXIES

         The solicitation of proxies in the accompanying form is made by the Company's Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy materials to their principals.

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented before the Meeting. In the event any other matter is properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are asked to execute and return your proxy in the enclosed, postage prepaid, envelope.

         By Order of the Board of Directors.



                                                              Thomas P. Gunning,
January 27, 2000                                              Secretary

                                   APPENDIX A
                       TOTAL-TEL USA COMMUNICATIONS, INC.

                           1999 EQUITY INCENTIVE PLAN

SECTION I. PURPOSE

         The purpose of the Total-Tel USA Communications, Inc. 1999 Equity Incentive Plan (the "Plan") is to promote the best interests of Total-Tel USA Communications, Inc. (together with any successor thereto, the "Company") and its shareholders by providing key employees and consultants of the Company and its Affiliates (as defined below), and members of the Company's Board of Directors who are not employees of the Company, with an opportunity to acquire a, or increase their, proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees and consultants who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. Also, by encouraging stock ownership by directors, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to furnish an added incentive for them to continue their association with the Company.

SECTION 2. DEFINITIONS

         As used in the Plan, the following terms shall have the respective meanings set forth below:

         (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

         (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share or other award granted under the Plan.

         (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

         (d) "Change in Control" will be deemed to have occurred if: (i) any entity not affiliated with the Company or any Affiliate is or becomes the beneficial owner of securities of the Company representing at least 20% of the combined voting power of the Company's then outstanding voting securities; (ii) there is consummated any business combination of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's capital stock immediately prior to the merger have the same proportionate ownership of capital stock of the surviving corporation immediately after the merger, or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the consolidated assets of the Company; or (iii) the shareholders of the Company approve any plan for the liquidation or dissolution of the Company.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (f) "Commission" shall mean the Securities and Exchange Commission.

         (g) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company (or any other committee thereof designated by such Board to administer the Plan) consisting of not less than two Independent Directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 and as an "outside director" under Section 162(m)(4)(C) of the Code or any successor provisions thereto.

         (h) "Consultant" shall mean any consultant or advisor to the Company, any Subsidiary or any Affiliate who is not otherwise an employee of the Company or any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

         (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

         (k) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

         (l) "Independent Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

         (m) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate, as determined by the Committee in its discretion.

         (n) "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

         (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         (p) "Participant" shall mean a Key Employee, Consultant or Independent Director designated to be granted an Award under the Plan.

         (q) "Performance Period" shall mean, in relation to Performance Shares, any period for which a performance goal or goals have been established.

         (r) "Performance Share" shall mean any right granted under Section 6(d) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

         (s) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or government or political subdivision thereof.

         (t) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

         (u) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions pursuant to the Plan or an Award Agreement.

         (v) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(d) of the Plan.

         (w) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

         (x) "Shares" shall mean shares of Common Stock of the Company, $.05 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

         (y) "Stock Appreciation Right" shall mean any right granted under
Section 5(c) of the Plan.

SECTION 3. ADMINISTRATION

         The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by the Board of Directors of the Company (the "Board") and all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Participants who are subject to Section 16 of the Exchange Act. To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

         Subject to the terms of the Plan and applicable laws and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant; (v) determine whether, to what extent and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards and other amounts payable with respect to an Award granted to Participants under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time or from time to time, and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any employee of the Company or of any Affiliate.

SECTION 4. SHARES AVAILABLE FOR AWARD

         (a) SHARES AVAILABLE. Subject to adjustment as provided in Section
4(b):

                    (i) NUMBER OF SHARES AVAILABLE. The number of Shares with
               respect to which Awards may be granted under the Plan shall be 750,000, subject to the limitations set forth in Section 6(c)(i) and subject to the other provisions of this Section 4. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an option otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

                    (ii) ACCOUNTING FOR AWARDS. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

                    (iii) SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares
               delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares and/or treasury Shares.

         (b) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan; (ii) the number and type of Shares subject to outstanding Awards; and
(iii) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

         Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, and any Consultant or Independent Director, shall be eligible to be designated a Participant.

SECTION 6. AWARDS

         (a) OPTION AWARDS. The Committee is hereby authorized to grant Options to Key Employees, Consultants and Independent Directors upon the terms and conditions set forth below and such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine in its discretion; provided, however, that Consultants and Independent Directors may not be granted Incentive Stock Options.

               (i) EXERCISE PRICE. The exercise price per share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of an Incentive Stock Option and 75% of such fair market value of a Non-Qualified Stock Option.

               (ii) OPTION TERM. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

               (iii) EXERCISABILITY AND METHOD OF EXERCISE. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Option, each Option granted under the Plan shall become immediately exercisable in full for the remainder of the Option term automatically upon the occurrence of a Change in Control. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

               (iv) INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

         (b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees, Consultants and Independent Directors. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee in its discretion; provided, however, that regardless of any other exercise or vesting period specified in any Award Agreement with respect to any Stock Appreciation Right, each Stock Appreciation Right granted under the Plan shall become immediately exercisable in full for the remainder of the Stock Appreciation Right term automatically upon the occurrence of a Change in Control. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

         (c) RESTRICTED STOCK AWARDS.

               (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees, Consultants and Independent Directors; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participants as a group shall not exceed 75,000 Shares of the total number of Shares available for Awards under Section 4(a)(i), subject to Section 4(a)(ii) and the other provisions of Section 4.

               (ii) RESTRICTIONS. Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose in its discretion (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate in its discretion; provided, however, that regardless of any other vesting or restriction period specified in any Award Agreement with respect to any Restricted Stock, each Share of Restricted Stock granted under the Plan shall become a Released Security automatically upon the occurrence of a Change in Control.

               (iii) REGISTRATION. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate in its discretion, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock.

               (iv) PAYMENT OF RESTRICTED STOCK. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares of Released Securities, free of restrictions imposed under the Plan and the Award Agreement, shall be delivered to the Participant or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

               (v) FORFEITURE. Except as otherwise determined by the Committee in its discretion, upon termination of employment or consultancy of a Participant (as determined under criteria established by the Committee in its discretion) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction under the Plan or an Award Agreement shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.

         (d) PERFORMANCE SHARE AWARDS.

               (i) ISSUANCE. The Committee is hereby authorized to grant Awards of Performance Shares to Key Employees, Consultants and Independent Directors.

               (ii) PERFORMANCE GOALS AND OTHER TERMS. The Committee shall determine in its discretion the Performance Period, the performance goal or goals to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares (if Performance Shares are paid in such manner), and any other terms, conditions and rights relating to a grant of Performance Shares; provided, however, that regardless of any other requirements or restrictions specified in any Award Agreement with respect to any Performance Share, each Performance Share granted under the Plan shall become immediately payable in full (assuming the maximum performance goal and any other requirements have been fully satisfied) automatically upon the occurrence of a Change in Control. Performance goals established by the Committee may be based on one or more measures such as return on shareholders' equity, earnings or any other standard or standards deemed relevant by the Committee, measured internally or relative to other organizations and before or after extraordinary items.

               (iii) RIGHTS AND BENEFITS DURING THE PERFORMANCE PERIOD. The Committee may provide that, during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share held by such Participant, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participants shall have no voting rights with respect to Performance Shares held by them.

               (iv) ADJUSTMENTS WITH RESPECT TO PERFORMANCE SHARES. Any other provision of the Plan to the contrary notwithstanding, the Committee may in its discretion at any time or from time to time adjust performance goals (up or down) and minimum or full performance levels (and any intermediate levels and proportion of payments related thereto), adjust the manner in which performance goals are measured, or shorten any Performance Period or waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock issued in payment of Performance Shares, if the Committee determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or governmental regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions by the Company or its Affiliates, or the occurrence of other unusual, unforeseen or extraordinary events, so warrant.

               (v) PAYMENT OF PERFORMANCE SHARES. As soon as is reasonably practicable following the end of the applicable Performance Period, one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participant; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in
          Section 6(c)(iii) hereof.

         (e) OTHER AWARDS.

               (i) OTHER STOCK-BASED AWARDS. Other awards, valued in whole or in part by reference to, or otherwise based on, Shares may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

               (ii) OTHER BENEFITS. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed if the committee believes that such benefits would further the purposes for which the Plan was established.

         (f) GENERAL.

               (i) NO CONSIDERATION FOR AWARDS. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

               (ii) AWARD AGREEMENTS. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form or forms (consistent with the terms of the Plan) as shall have been approved by the Committee.

               (iii) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards to Participants under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, or in tandem with, other Awards, or in addition to, or in tandem with, awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

               (iv) FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee in its discretion. Such rules and procedures may include, without limitation, provision for the payment or crediting of interest on installment or deferred payments.

               (v) LIMITS ON TRANSFER OF AWARDS. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, (A) to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant or (B) to transfer any Award. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

               (vi) TERM OF AWARDS. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

               (vii) SHARE CERTIFICATES; REPRESENTATION. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(d) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, the NASDAQ National Market or any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, rules and regulations and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

               (viii) WAIVER OF CONDITIONS. The Committee may in whole or in part, waive any conditions or other restrictions with respect to any award.

SECTION 7. AMENDMENT AND TERMINATION OF THE PLAN; CORRECTION OF DEFECTS AND
           OMISSIONS

         (a) AMENDMENTS TO AND TERMINATION OF THE PLAN. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained if otherwise required by: (i) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan); (ii) the quotation or listing requirements of the NASDAQ National Market or any securities exchange or market on which the Shares are then traded or listed (in order to maintain the quotation or the listing of the Shares thereon); or (iii) the amendment proposes to increase the number of shares available under the Plan. To the extent permitted by applicable law and subject to such shareholder approval as may be required above, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         (b) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may in its discretion correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. GENERAL PROVISIONS

         (a) NO RIGHTS TO AWARDS. No Key Employee, Consultant, Independent Director, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Consultants, Independent Directors, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

         (b) WITHHOLDING. No later than the date as of which an amount first becomes includable in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares previously owned by the Participant; provided, however, that the Participant may not settle such obligations with Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

         (c) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         (d) RIGHTS AND STATUS OF RECIPIENTS OF AWARDS. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant to the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment or consultancy, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

         (e) UNFUNDED STATUS OF THE PLAN. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company or the Committee and any Participant or other Person. To the extent Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.


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


         (f) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New Jersey and applicable federal law.

         (g) SEVERABILITY. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

         (h) NO FRACTIONAL SHARES. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be cancelled, terminated or otherwise eliminated.

         (i) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. EFFECTIVE DATE OF THE PLAN

         The Plan shall be effective on the date the Plan is adopted by the Board, subject, however, to the approval of the Plan by the Company's shareholders within (12) months following the date of adoption of the Plan by the Board.

SECTION 10. TERM OF THE PLAN

         No Award shall be granted under the Plan following the tenth anniversary of its effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.





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                                   APPENDIX 1




                       TOTAL-TEL USA COMMUNICATIONS, INC.
                               PROXY CARD FOR 1999
                         ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby appoints DENNIS J. SPINA and THOMAS P. GUNNING, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all stock of the undersigned in TOTAL-TEL USA COMMUNICATIONS, INC. at the 1999 Annual Meeting of Shareholders, to be held on February 23, 2000 at 10:00 A.M., EST at 150 Clove Road, Little Falls, New Jersey, 07424 or at any adjourned session thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote upon the following matters, more fully described in the accompanying Proxy Statement:

  (1)    Election of Directors

         (  )   FOR all nominees (except     (  )   WITHHOLD AUTHORITY
                as authority is withheld            to vote for all nominees
                by striking a line through
                the nominee's name)

                       Walt Anderson                Leon Genet
                       Henry Luken                  Jay J. Miller
                       Dennis Spina

   (2) Amendment of Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.05 per share, from 20,000,000 to 50,000,000.

         (  )   FOR                                 (  )   AGAINST

   (3)     Adoption of 1999 Equity Incentive Plan.

         (  )   FOR                                 (  )   AGAINST

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, IN FAVOR OF THE PROPOSED AMENDMENT AND ADOPTION OF THE 1999 EQUITY INCENTIVE PLAN, AND, IN THEIR DISCRETION, AS TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING, THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH RESPECT TO THE MATTERS COVERED IN THIS PROXY.

Dated: ________, 2000

                                                -------------------------------

                                                -------------------------------
                                                 Signature(s) of Shareholder(s)

Please sign exactly as name or names appear hereon. Kindly sign and return this proxy immediately. No postage required if mailed in the United States in the accompanying envelope.

                        THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT